    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 13, 1997

                                                     REGISTRATION NO. 333-20397

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                AMENDMENT NO. 2

                                      TO

                                   FORM S-4
                            REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933

                               ----------------

                                RYDER TRS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        DELAWARE                     7513                    38-331-3542
     (STATE OR OTHER           (PRIMARY STANDARD            (I.R.S. EMPLOYER
      JURISDICTION OF      INDUSTRIAL CLASSIFICATION      IDENTIFICATION NO.)
     INCORPORATION OR           CODE NUMBER)
       ORGANIZATION)



           8669 NW 36TH STREET, MIAMI, FLORIDA 33166, (305) 500-4545
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                 THE REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                               GERALD R. RIORDAN
                     PRESIDENT AND CHIEF OPERATING OFFICER
                                RYDER TRS, INC.
                              8669 NW 36TH STREET
                             MIAMI, FLORIDA 33166
                                (305) 500-4545
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                                WITH A COPY TO:
                        CORNELIUS T. FINNEGAN III, ESQ.
                           WILLKIE FARR & GALLAGHER
                              ONE CITICORP CENTER
                             153 EAST 53RD STREET
                           NEW YORK, NEW YORK 10022
                                (212) 821-8000

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED OFFER TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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

                                RYDER TRS, INC.

                             CROSS-REFERENCE SHEET

                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

        FORM S-4 ITEM NUMBER                    LOCATION IN PROSPECTUS
        --------------------                    ----------------------
 1.Forepart of the Registration
     Statement and Outside Front       Forepart of the Registration Statement
     Cover Page of Prospectus........  and Outside Front Cover Page of
                                       Prospectus
 2.Inside Front and Outside Back
     Cover Pages of Prospectus.......  Inside Front and Outside Back Cover
                                       Pages of Prospectus
 3.Risk Factors, Ratio of Earnings to
     Fixed Charges and Other           Risk Factors; Summary; Selected
     Information.....................  Historical and Pro Forma Financial
                                       Information
 4.Terms of the Transaction..........  Summary; Risk Factors; The Exchange
                                       Offer; Description of Notes; Plan of
                                       Distribution
 5.Pro Forma Financial Information...  Selected Historical and Pro Forma
                                       Financial Information; Unaudited Pro
                                       Forma Financial Information
 6.Material Contracts with the
     Company Being Acquired..........  Not Applicable
 7.Additional Information Required
     for Reoffering by Persons and     Not Applicable
     Parties Deemed to be
     Underwriters....................
 8.Interests of Named Experts and      Legal Matters; Experts
     Counsel.........................
 9.Disclosure of Commission Position
     on Indemnification for            Not Applicable
     Securities Act Liabilities......
10.Information with Respect to S-3     Not Applicable
     Registrants.....................
11.Incorporation of Certain            Not Applicable
     Information by Reference........
12.Information with Respect to S-2 or  Not Applicable
     S-3 Registrants.................
13.Incorporation of Certain            Not Applicable
     Information by Reference........
14.Information with Respect to
     Registrants Other than S-3 or S-  Summary; Risk Factors; Capitalization;
     2 Registrants...................  Selected Historical and Pro Forma
                                       Financial Information; Management's
                                       Discussion and Analysis of Financial
                                       Condition and Results of Operations;
                                       Business; Financial Statements
15.Information with Respect to S-3     Not Applicable
     Companies.......................
16.Information with Respect to S-2 or  Not Applicable
     S-3 Companies...................
17.Information with Respect to         Not Applicable
     Companies Other Than S-3 or S-2
     Companies.......................
18.Information if Proxies, Consents
     or Authorizations are to be       Not Applicable
     Solicited.......................
19.Information if Proxies, Consents
     or Authorizations are not to be   Summary; The Exchange Offer; Management;
     Solicited or in an Exchange       Ownership of Capital Stock; Description
     Offer...........................  of Notes

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

 (a) Exhibits:

  3.1**  Restated Certificate of Incorporation of the Company.
  3.2**  Restated and Amended By-Laws of the Company.
  3.3**  Amended and Restated Certificate of Incorporation of Leasco.
  3.4**  By-Laws of Leasco.
  4.1**  Indenture, dated as of November 25, 1996, between the Company and The
          Bank of New York, as trustee, relating to $175,000,000 principal amount of 10% Senior Subordinated Notes due 2006, including forms of
          Senior Subordinated Notes.
  4.2**  Credit Agreement, dated as of October 17, 1996, among the Company, The
          Chase Manhattan Bank and other lending institutions.
  4.3**  Security Agreement, dated October 17, 1996, among the Company, the
          Guarantor Subsidiaries, and Citicorp, U.S.A., Inc.
  4.4**  Guarantee Agreement, dated as of October 17, 1996, among the Guarantor
          Subsidiaries and Citicorp, U.S.A., Inc.
  4.5**  Pledge Agreement, dated as of October 17, 1996, among the Company, certain of its Subsidiaries and Citicorp, U.S.A., Inc.
  4.6**  Indemnity, Subrogation and Contribution Agreement, dated as of October
          17, 1996, among the Company, the Guarantor Subsidiaries and Citicorp,
          U.S.A., Inc.
  4.7**  Exchange and Registration Rights Agreement, dated November 25, 1996, between the Company and Chase Securities Inc.
  5*     Opinion of Willkie Farr & Gallagher.
 10.1**  Purchase Agreement, dated November 20, 1996, between the Company and
          Chase Securities Inc., relating to the Senior Subordinated Notes.
 10.2**  Asset and Stock Purchase Agreement dated as of September 19, 1996 between Ryder Truck Rental, Inc. and the Company.
 10.3+   Dealer Agreement dated October 17, 1996 between Ryder Truck Rental,
          Inc. and the Company.
 10.4+   Vehicle Maintenance Agreement dated as of October 17, 1996 between
          Ryder Truck Rental, Inc. and the Company.
 10.5+   Used Truck Sales Agreement dated as of October 17, 1996 between Ryder
          Truck Rental, Inc. and the Company.
 10.6+   Administrative Services Agreement dated as of October 17, 1996 between
          Ryder Truck Rental, Inc. and the Company.
 10.7+   MIS Support Agreement dated as of October 17, 1996 between Ryder Truck
          Rental, Inc. and the Company.
 10.8+   Sublease Agreement dated as of October 17, 1996 between Ryder System,
          Inc. and the Company.
 10.9+   Office License Agreements dated as of October 17, 1996 between Ryder
          Truck Rental, Inc. and the Company.
 10.10** Trademark License Agreement dated October 17, 1996 between Ryder
          System, Inc. and the Company.
 10.11** Patent License Agreement dated as of October 17, 1996 between Ryder
          Truck Rental, Inc. and the Company.
 10.12** Copyright License Agreement dated as of October 17, 1996 between Ryder
          Truck Rental, Inc. and the Company.
 10.13** Software License Agreement dated as of October 17, 1996 between Ryder
          Truck Rental, Inc. and the Company.
 10.14** Management and Consulting Agreement dated as of October 17, 1996 between the Company and Questor Management Company.

 10.15   Letter Agreement dated October 15, 1996 between the Company and Jay
          Alix & Associates, Inc.
 10.16** Master Motor Vehicle Lease Agreement, dated as of October 17, 1996, between the Company and Leasco.
 10.17** Vehicle Title Nominee Agreement, dated as of October 17, 1996, between
          Leasco and RTR.
 12**    Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
 21**    Subsidiaries of the Company.
 23.1**  Consent of Coopers & Lybrand L.L.P.
 23.2**  Consent of KPMG Peat Marwick LLP.
 23.3*   Consent of Willkie Farr & Gallagher (included in its opinion to be filed as Exhibit 5).
 24.1**  Powers of Attorney (included on signature pages to this Registration
          Statement on Form S-4).
 25.1**  Statement on Form T-1 of Eligibility of Trustee.
 99.1*   Form of Letter of Transmittal.
 99.2*   Form of Notice of Guaranteed Delivery.
 99.3*   Form of Letter to Clients.
 99.4*   Form of Letter to Nominees.

--------
  * To be filed by amendment.
 ** Previously filed.
 + Confidential treatment has been requested for portions of these agreements, which portions have been omitted herefrom and filed separately with the Commission.

 (b) Financial Statement Schedules:

  Schedules have been omitted because they are not applicable or not required or the required information is included in the financial statements or notes thereto.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on the 13th day of March, 1997.

                                          Ryder TRS, Inc.

                                                   /s/ Gerald R. Riordan
                                          By: _________________________________
                                                Gerald R. Riordan President

  Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              SIGNATURE                        TITLE                 DATE

            /s/ Jay Alix               Chairman of the          March 13, 1997
-------------------------------------   Board and Chief
              JAY ALIX                  Executive Officer
                                        (principal
                                        executive officer)

      /s/ Lawrence J. Ramaekers        Vice Chairman of the     March 13, 1997
-------------------------------------   Board of Directors
        LAWRENCE J. RAMAEKERS

        /s/ Gerald R. Riordan          President and Chief      March 13, 1997
-------------------------------------   Operating Officer
          GERALD R. RIORDAN             and Director

              SIGNATURE                         TITLE                DATE

       /s/ Larry D. Thogmartin          Vice President and      March 13, 1997
-------------------------------------    Controller
         LARRY D. THOGMARTIN             (principal
                                         financial officer
                                         and controller)

     /s/ Christopher G. Mumford         Director                March 13, 1997
-------------------------------------
       CHRISTOPHER G. MUMFORD

      /s/ Alfred A. Piergallini         Director                March 13, 1997
-------------------------------------
        ALFRED A. PIERGALLINI

        /s/ Thomas R. Reusche           Director                March 13, 1997
-------------------------------------
          THOMAS R. REUSCHE

        /s/ Edward L. Scarff            Director                March 13, 1997
-------------------------------------
          EDWARD L. SCARFF

                                 EXHIBIT INDEX

 EXHIBIT                                                                   PAGE
   NO.                                                                     NO.
 -------                                                                   ----
  3.1**  Restated Certificate of Incorporation of the Company.
  3.2**  Restated and Amended By-Laws of the Company.
  3.3**  Amended and Restated Certificate of Incorporation of Leasco.
  3.4**  By-Laws of Leasco.
  4.1**  Indenture, dated as of November 25, 1996, between the Company and The Bank of New York, as trustee, relating to $175,000,000 principal amount of 10% Senior Subordinated Notes due 2006, including forms of Senior Subordinated Notes.
  4.2**  Credit Agreement, dated as of October 17, 1996, among the
          Company, The Chase Manhattan Bank and other lending
          institutions.
  4.3**  Security Agreement, dated October 17, 1996, among the Company, the Guarantor Subsidiaries, and Citicorp, U.S.A., Inc.
  4.4**  Guarantee Agreement, dated as of October 17, 1996, among the
          Guarantor Subsidiaries and Citicorp, U.S.A., Inc.
  4.5**  Pledge Agreement, dated as of October 17, 1996, among the
          Company, certain of its Subsidiaries and Citicorp, U.S.A.,
          Inc.
  4.6**  Indemnity, Subrogation and Contribution Agreement, dated as of
          October 17, 1996, among the Company, the Guarantor
          Subsidiaries and Citicorp, U.S.A., Inc.
  4.7**  Exchange and Registration Rights Agreement, dated November 25,
          1996, between the Company and Chase Securities Inc.
  5*     Opinion of Willkie Farr & Gallagher.
 10.1**  Purchase Agreement, dated November 20, 1996, between the
          Company and Chase Securities Inc., relating to the Senior
          Subordinated Notes.
 10.2**  Asset and Stock Purchase Agreement dated as of September 19,
          1996 between Ryder Truck Rental, Inc. and the Company.
 10.3+   Dealer Agreement dated October 17, 1996 between Ryder Truck
          Rental, Inc. and the Company.
 10.4+   Vehicle Maintenance Agreement dated as of October 17, 1996 between Ryder Truck Rental, Inc. and the Company.
 10.5+   Used Truck Sales Agreement dated as of October 17, 1996 between
          Ryder Truck Rental, Inc. and the Company.
 10.6+   Administrative Services Agreement dated as of October 17, 1996 between Ryder Truck Rental, Inc. and the Company.
 10.7+   MIS Support Agreement dated as of October 17, 1996 between
          Ryder Truck Rental, Inc. and the Company.
 10.8+   Sublease Agreement dated as of October 17, 1996 between Ryder
          System, Inc. and the Company.
 10.9+   Office License Agreements dated as of October 17, 1996 between
          Ryder Truck Rental, Inc. and the Company.
 10.10** Trademark License Agreement dated October 17, 1996 between
          Ryder System, Inc. and the Company.
 10.11** Patent License Agreement dated as of October 17, 1996 between
          Ryder Truck Rental, Inc. and the Company.

 EXHIBIT                                                                   PAGE
   NO.                                                                     NO.
 -------                                                                   ----
 10.12** Copyright License Agreement dated as of October 17, 1996 between Ryder Truck Rental, Inc. and the Company.
 10.13** Software License Agreement dated as of October 17, 1996 between
          Ryder Truck Rental, Inc. and the Company.
 10.14** Management and Consulting Agreement dated as of October 17,
          1996 between the Company and Questor Management Company.
 10.15   Letter Agreement dated October 15, 1996 between the Company and
          Jay Alix & Associates, Inc.
 10.16** Master Motor Vehicle Lease Agreement, dated as of October 17,
          1996, between the Company and Leasco.
 10.17** Vehicle Title Nominee Agreement, dated as of October 17, 1996, between Leasco and RTR.
 12**    Statement Regarding Computation of Ratio of Earnings to Fixed
          Charges.
 21**    Subsidiaries of the Company.
 23.1**  Consent of Coopers & Lybrand L.L.P.
 23.2**  Consent of KPMG Peat Marwick LLP.
 23.3*   Consent of Willkie Farr & Gallagher (included in its opinion to be filed as Exhibit 5).
 24.1**  Powers of Attorney (included on signature pages to this
          Registration Statement on Form S-4).
 25.1**  Statement on Form T-1 of Eligibility of Trustee.
 99.1*   Form of Letter of Transmittal.
 99.2*   Form of Notice of Guaranteed Delivery.
 99.3*   Form of Letter to Clients.
 99.4*   Form of Letter to Nominees.

--------
  *To be filed by amendment.
  **Previously filed.
  + Confidential treatment has been requested for portions of these agreements, which portions have been omitted herefrom and filed separately with the Commission.